Exhibit 99.1

American Software Board of Directors Elect H. Allan Dow as New President

ATLANTA--(BUSINESS WIRE)--March 3, 2017--American Software, Inc. (NASDAQ: AMSWA) announced today that J. Michael Edenfield, the President and Chief Executive Officer of the Company, has taken a medical leave of absence from the Company and that H. Allan Dow, the President of the Company’s Logility unit, has been elected to the office of President of American Software.

Mr. Dow joined the Company in 2000 and served as Executive Vice President of Logility until he was elected its President in 2015. Prior to Logility, Mr. Dow was employed by Honeywell Corp. and Measurex Corp. and holds a degree in Chemical Engineering from the University of Maine.

About American Software, Inc.

Atlanta-based American Software, Inc. (NASDAQ: AMSWA) provides demand-driven supply chain management and enterprise software solutions, backed by more than 40 years of industry experience, that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of collaborative supply chain optimization and advanced retail planning solutions that help medium, large, and Fortune 500 companies realize substantial bottom-line results in record time. Logility Voyager Solutions™ is a complete supply chain and retail optimization solution suite that features an advanced analytics architecture and provides supply chain visibility; demand, inventory and replenishment planning; Sales and Operations Planning (S&OP); Integrated Business Planning (IBP), supply and inventory optimization; manufacturing planning and scheduling; retail merchandise and assortment planning and allocation; and transportation planning and management. Logility customers include Abercrombie & Fitch, Big Lots, Parker Hannifin, Verizon Wireless, and VF Corporation. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers affordable, easy-to-use software-as-a-service (SaaS) supply chain solutions for manufacturers and distributors designed to increase forecast accuracy, improve customer service levels, and reduce overall inventory to maximize profits and lower costs. Demand Solutions DSX offers demand planning, collaborative forecasting, inventory planning, production planning and scheduling, S&OP and IBP. Demand Management serves customers such as Siemens Healthcare, AutomationDirect.com, and Newfoundland Labrador Liquor Corporation. New Generation Computing® (NGC®), a wholly-owned subsidiary of American Software, is a leading provider of PLM, supply chain management, ERP, and shop floor control software and services for brand owners, retailers and consumer products companies. NGC customers include A|X Armani Exchange, Billabong, Carter’s, Destination XL, Hugo Boss, Jos. A. Bank, Marchon Eyewear, Spanx, Swatfame and many others. For more information about American Software, named one of the 100 Most Trustworthy Companies in America by Forbes Magazine, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company’s ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's current Form 10-K and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Inc.; Demand Solutions is a registered trademark of Demand Management, Inc.; and NGC and New Generation Computing are registered trademarks of New Generation Computing, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

CONTACT:
American Software, Inc.
Vincent C. Klinges, 404-264-5477
Chief Financial Officer